UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2026

Jaguar Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36714	46-2956775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street
Suite 400
San Francisco, California	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 371-8300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 1, 2026, Jaguar Health, Inc. (the “Company”) received a written notification (the “Notice”) from the staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, as a result of the 1-for-35 reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”) effected on April 30, 2026, the Company has a post reverse stock split number of publicly held shares of Common Stock of approximately 401,226. As a result, the Company does not comply with the minimum 500,000 Publicly Held Shares requirement for continued inclusion set forth in Nasdaq Listing Rule 5550(a)(4) (the “Publicly Held Shares Requirement”). Accordingly, this matter serves as an additional basis for delisting the Company’s securities from Nasdaq.

The Notice is also a formal notification that the Nasdaq Hearings Panel (the ‘Panel’) will consider this matter in their decision regarding the Company’s continued listing on The Capital Market. Pursuant to Nasdaq Listing Rule 5810(d), the Company is required to present its views with respect to this additional deficiency to the Panel in writing no later than May 8, 2026.

In addition, Staff notes that under Nasdaq Listing Rule 5810(c)(3)(A), the Company will remain non-compliant with both the minimum $1 bid price requirement and the Publicly Held Shares Requirement until the Publicly Held shares deficiency is cured and, thereafter, the Company evidences a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days, unless Staff exercises its discretion to extend this 10 day period as discussed in Nasdaq Listing Rule 5810(c)(3)(H).

The Company is diligently working to timely satisfy the requirements set in the Notice; however, there can be no assurance that the Company will be able to do so. In the event that the Company is unable to meet such requirements, the Company will be subject to delisting from Nasdaq.

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to the Company’s intent to timely satisfy the requirements in the Notice and ability to regain compliance with Nasdaq’s continued listing standards. The words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, including the information discussed under the captions “Item 1 Business,” “Item 1A. Risk Factors” and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the Company’s various other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: May 4, 2026	By:	/s/ Lisa A. Conte
Lisa A. Conte
Chief Executive Officer & President